Exhibit 99.1

Filed by Cowen Group, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed under Rule 14a-12 of the Securities Act of 1934

Subject Company: Cowen Group, Inc.

Commission File No. 000-52048

RAMIUS AND COWEN AGREE TO COMBINE

Combination Creates Diverse Financial Services Company

NEW YORK, NY, June 4, 2009 — Ramius LLC (“Ramius”) and Cowen Group, Inc. (“Cowen”) (Nasdaq: COWN) today announced that they have signed a transaction agreement to create a diversified financial services company that they believe will be positioned to take advantage of the significant opportunities resulting from the historic changes within the economy and the financial services sector.  The combination creates a complementary balance of capabilities and has been unanimously approved by the Board of Cowen.

Under the terms of the agreement, Ramius and an affiliate of a third party investor in Ramius will receive 37.54 million and 2.71 million shares, respectively, of Cowen common stock, representing 71.24 percent of the new company on a fully diluted basis.  Cowen shareholders will own approximately 28.76 percent of the new company.  The exchange ratio was determined based on the relative book values of Ramius and Cowen as of December 31, 2008.  As of March 31, 2009, the new company would have had a combined book value of over $450 million, including investible assets and cash of approximately $380 million, and minimal debt.

The new company will retain the Cowen Group, Inc. name and its shares are expected to continue to trade on NASDAQ under the ticker symbol “COWN” upon consummation of the transaction. Ramius will continue as the investment advisory subsidiary. As part of the transaction, the new company will also purchase from the affiliate of the third party investor the fifty percent interest in Ramius Fund of Funds not currently owned by Ramius.  The transaction is subject to Cowen stockholder approval, regulatory approval and other customary closing conditions. Assuming these conditions are met, the transaction is expected to close in the fourth quarter of 2009.

Ramius is a privately-owned global alternative investment firm with approximately $7.7 billion of assets under management invested across a range of alternative investment vehicles.  The firm’s offerings include hedge funds, fund of funds and real estate funds.  Ramius manages a variety of domestic and offshore funds, managed accounts for institutions and private investors as well as its own capital.

Cowen is an established provider of investment banking, equity research, sales and trading and alternative asset management services to companies and institutional investor clients.  The company is a sector expert in secular growth industries, including the healthcare, technology, consumer, telecommunications, alternative energy, and aerospace and defense sectors. Cowen’s investment banking business includes Cowen Latitude Asia, a boutique specializing in cross-border M&A and capital raising transactions.

Peter A. Cohen, Founder and Managing Member of Ramius, stated, “We are extremely pleased to be joining forces with Cowen.  We believe their rich history and strong culture make for a great strategic fit with Ramius and the new organization will be well positioned to compete in today’s changed environment.  In addressing the challenges of 2008, both Ramius and Cowen created more focused and efficient organizations.  We both have experienced teams that we believe will be augmented by the opportunity to attract new talent in growth areas.  In addition, neither firm is encumbered by excessive leverage common today within the financial services industry, and while some firms have downsized not only their balance sheets but also their future expectations and earnings power, we believe this transaction affords us an opportunity to do precisely the opposite.”

Added Mr. Cohen, “The new Cowen begins with a strong balance sheet, diverse revenue sources, significant combined operating leverage and substantial growth opportunities.  With no significant overlap in either revenue generation or professional staff, we believe the combined relationships and expertise of our two firms can position the company to take advantage of the corporate finance and investment opportunities that will emerge as growth in the U.S. economy resumes. While we are excited about our growth prospects as a result of this combination, it is also important to emphasize Ramius’ ongoing commitment to our investment management clients. We remain dedicated to meeting their investment objectives and providing client service of the highest quality.”

Greg Malcolm, Chief Executive Officer of Cowen, stated, “This union creates a complementary balance of services and offerings for our respective client bases and allows each firm to maintain business continuity while building a new platform for growth.  Looking at today’s financial landscape, both Ramius and Cowen have taken the view that growth will resume in several identifiable areas of corporate finance and investment in which we have strong, established franchises.  With core strengths in global alternative investing, strategic advisory services, research, brokerage, and capital markets activity, we believe this combination will provide significant cross-selling and integrated business opportunities by leveraging our relationship networks.”

John E. Toffolon, Jr, Chairman of the Board of Cowen, commented, “Bringing together Ramius and Cowen combines two organizations that have a global presence, experienced managers, deep sector knowledge, and strong corporate and investor contacts.  I believe that the proven experience of this new leadership team and their focused, disciplined approach to running the business will give the combined firm the necessary tools to grow over the long term.”

Peter A. Cohen, currently Founder and Managing Member of Ramius, will serve as Chairman and Chief Executive Officer of the combined company and Greg Malcolm, currently CEO and President of Cowen, will continue to serve in those capacities for the broker-dealer subsidiary.  Morgan Stark, Ramius Managing Member, will be Chief Executive Officer of Ramius’ internal asset management businesses and Thomas Strauss, Ramius Managing Member, will continue to be Chief Executive Officer of the Ramius Fund of Funds Group.  The combined company will have a 10-member Board of Directors, composed of five members nominated by Ramius, four members from Cowen’s Board of Directors and one member nominated by a significant stakeholder in the combined entity. A majority of the members of the company’s Board of Directors will be independent of management and the controlling shareholders.

After closing, the company’s headquarters will remain in New York.  The combined company will have approximately 578 employees.

Credit Suisse Securities (USA) LLC and Willkie Farr & Gallagher LLP are serving as financial advisor and legal counsel, respectively, to Ramius.  Houlihan Lokey also provided certain financial advisory services to Ramius.

Sandler O’Neill + Partners and Wachtell, Lipton, Rosen & Katz are serving as financial advisor and legal counsel, respectively, to Cowen.

Analyst and Investor Conference Call and Webcast

The companies will host an analyst and investor conference call today at 9:00 a.m. EDT to discuss the merger.  The dial-in number for U.S. callers is 877-675-4757 and the dial-in for participants located outside the U.S. is 719-325-4845. The access code for both numbers is 4965933. A live audio webcast of the call will be available and archived at www.Cowen.com.  A replay of the call will be available for those who are unable to listen to or attend the meeting live.  The U.S. replay number is 888-203-1112 and the replay number for callers outside the U.S. is 719-457-0820.  The access code for both numbers is 4965933.  The replay will be available from 12 noon EDT on June 4, 2009, to 12 noon EDT on June 11, 2009.

About Ramius

Ramius LLC is a registered investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Luxembourg.

About Cowen Group, Inc.

Cowen Group, Inc., through its operating subsidiaries, provides investment banking, equity research, sales and trading, alternative asset management services to companies and institutional investor clients in the healthcare, technology, telecommunications, aerospace and defense, consumer and alternative energy sectors. Cowen’s investment banking business includes Cowen Latitude Asia, a boutique specializing in crossborder M&A and capital raising transactions.

Cautionary Notice Regarding Forward-Looking Statements

This presentation may contain forward-looking statements including statements relating to the market opportunity and future business prospects of Cowen Group, Inc. (“Cowen” or the “Company”). Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Consequently, all forward-looking statements made during this presentation are qualified by those risks, uncertainties and other factors.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement and Agreement and Plan of Merger between Cowen and Ramius (the “Transaction Agreement”); (2) the outcome of any legal proceedings that may be instituted against Cowen and others following announcement of the Transaction Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Transaction Agreement due to the failure to obtain stockholder approval, (4) the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Transaction Agreement; (5) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the combination of Cowen and Ramius, including potential cost savings and the ability to expand into new business lines; and (7) the possibility that Cowen may be adversely affected by other economic, business, and/or competitive factors.

Actual results may differ materially and reported results should not be considered an indication of future performance. Please reference our SEC filings, which are available on our web site, for a detailed description of factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

To supplement our financial statements presented in accordance with GAAP, management uses certain non-GAAP measures of financial performance and liquidity. These non-GAAP measures are in addition to results prepared by the Company in accordance with GAAP, and should only be considered together with the Company’s GAAP results.

Certain statements in the following presentation relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Except for the ongoing obligations of Cowen to disclose material information under the federal securities laws, Cowen does not undertake any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

In connection with the proposed transaction, Cowen will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a proxy statement of Cowen that also constitutes a prospectus of Cowen.  Cowen will mail the final proxy statement/prospectus to its stockholders.  Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Cowen and the proposed transaction.

Investors and security holders may obtain these documents (and any other documents filed by Cowen with the SEC) free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by Cowen may be obtained free of charge by directing such request to:  Investor Relations, 1221 Avenue of the Americas, New York,

NY 10020 or from Cowen’s Investor Relations page on its corporate website at www.cowen.com.

The directors, executive officers, and certain other members of management and employees of Cowen may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of Cowen.  Information about the executive officers and directors of Cowen is set forth in the proxy statement for Cowen’s 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2008.

Contacts for Ramius	Contacts for Cowen

Media:	Media:
Dan Gagnier/ Kara Findlay/ Chris Kittredge	Jean Calleja
212-687-8080	646-562-1888

Investors:
Tom Conner:
646-562-1719